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                                                                    Exhibit 99.5

                                    CONSENT


     In accordance with Item 401 of Regulation S-K, I, do hereby consent to being named in the Registration Statement to be filed with the Securities and Exchange Commission by HealthExtras, Inc. as a person who is to become a director of HealthExtras, Inc., and the disclosure of that fact in the Registration Statement.



                              By: /s/ Karen M. Shaff
                                  -----------------------------
                                      Karen M. Shaff



Dated this 23rd day of
July, 1999